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                                                                       Ex 10.8

                              TELECOBUY.COM, INC.
                             2000 STOCK OPTION PLAN

1.   Purpose of the Plan.

     The Telecobuy.com, Inc. 2000 Stock Option Plan (the "Plan") is intended as an incentive to, and to encourage ownership of the stock of Telecobuy.com, Inc. ("Company") by, certain employees of the Company, a parent or a subsidiary as well as certain other individuals who meet the definition of "consultant" in Rule 701 of the Securities Act of 1933, as amended. It is intended that certain options granted hereunder will qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (hereinafter referred to as an "Incentive Stock Option") and that other options granted hereunder will not qualify as Incentive Stock Options.

2.   Stock Subject to the Plan.

     The number of shares of the authorized but unissued common stock, par value of $0.01 per share, of the Company ("Common Stock") allocated to the Plan and reserved for issue upon the exercise of options granted under the Plan shall be the sum of (i) 2,500,000 shares of Common Stock plus (ii) an amount determined annually on the anniversary of the date of adoption of the Plan by the Board of Directors of the Company equal to the least of (a) 2,500,000 shares of Common Stock, (b) the number of shares of Common Stock subject to options granted under the Plan in the one-year period ending on such date or (c) an amount determined by the Board of Directors of the Company; provided that, the aggregate number of shares of Common Stock allocated to the Plan may not exceed twenty percent (20%) of the then outstanding shares of Common Stock, as adjusted in accordance with the events described in Section 15. The Company may, in its discretion, use shares held in the treasury in lieu of authorized but unissued shares. If any such option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan. Any shares of Common Stock which are used by an optionee as full or partial payment to the Company of the purchase price of shares of Common Stock upon exercise of a stock option shall again be available for the purposes of the Plan. The number of shares with respect to which options and stock appreciation rights ("SAR's") may be granted to any individual during any calendar year may not exceed 1,000,000 shares.

3.   Administration.

     The Plan shall be administered by the Committee referred to in Section 4 (the "Committee"). Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, options and SAR's shall be granted and the number of shares to be subject to each option or SAR. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Company's success and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret
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the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective stock option and SAR agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this Section 3 shall be conclusive.


4.   The Committee.

     The Committee shall be comprised of the Board of Directors of the Company (''Board of Directors'') or a committee of the Board of Directors and shall at all times be constituted to comply with Rule 16b-3 under the Securities Exchange Act of 1934, or any successor to such Rule. For calendar years beginning after the ''reliance period'' defined in Treas. Section 1.162-27(f)(2) or any successor thereto with respect to the Company, such Committee shall consist solely of two or more Outside Directors. For this purpose, an Outside Director shall mean a director of the Company who:

     (1) is not an employee of the Company, a parent or a subsidiary while he or she is a member of the Committee;


     (2) is not a former employee of the Company, a parent or a subsidiary who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year;

     (3)  has not been an Officer of the Company, a parent or a subsidiary; and

     (4) shall not receive Remuneration from the Company, a parent or a subsidiary either directly or indirectly in any capacity other than as a director.

''Remuneration'' and ''Officer'' as used herein shall be determined in accordance with Treas. Reg. Section 1.162-27(e)(3) or any successor thereto.

     The Committee shall be appointed by the Board of Directors, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Board of Directors shall select one of the Committee members as its Chairman, and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at any meeting at which there is a quorum. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

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5.   Eligibility.

     Incentive Stock Options may be granted to any individual classified by the Committee as an employee of the Company, a parent or a subsidiary. The term "parent" shall mean any corporation (other than Company) in an unbroken chain of corporation ending with the Company if, at the time of the granting of the option or SAR, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Section 424 of the Code. The term "subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option or SAR, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Section 424 of the Code. Options which are not Incentive Stock Options and SAR's may be granted to any individual selected by the Committee.

6.   Option Prices.

     (a) Incentive Stock Options. The purchase price of the Common Stock under each Incentive Stock Option shall not be less than 100% of the fair market value of the stock at the time of the granting of the option; provided that, in the case of an optionee who owns more than 10% of the total combined voting power of all classes of stock of the Company, a parent or a subsidiary, the purchase price of the Common Stock under each Incentive Stock Option shall not be less than 110% of the fair market value of the stock on the date such option is granted. If the Common Stock is publicly traded, such fair market value shall generally be considered to be the mean between the high and low prices of the Common Stock as traded on the applicable exchange on the day the option is granted; provided, however, that the Committee may adopt any other criterion for the determination of such fair market value as it may determine to be appropriate.

     (b) Options Other Than Incentive Stock Options. The purchase price of the Common Stock under each option other than an Incentive Stock Option shall be determined from time to time by the Committee, which need not be uniform for all optionees.

     (c) Exercise - Elections and Restrictions. The purchase price for an option is to be paid in full upon the exercise of the option, either (i) in cash, (ii) in the discretion of the Committee, by the tender to the Company (either actual or by attestation) of shares of the Common Stock, owned by the optionee and registered in his or her name, having a fair market value equal to the cash exercise price of the option being exercised, with the fair market value of such stock to be determined in such appropriate manner as may be provided for by the Committee or as may be required in order to comply with, or to conform to the requirements of, any applicable laws or regulations, or (iii) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i) and (ii) hereof; provided that, no shares of Common Stock may be tendered in exercise of an Incentive Stock Option if such shares

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were acquired by the optionee through the exercise of an Incentive Stock
Option unless (a) such shares have been held by the optionee for at least one year and (b) at least two years have elapsed since such prior Incentive Stock Option was granted. With respect to options that are not Incentive Stock Options, the restrictions on exercise shall be those set forth in the stock option agreements which shall be approved by the Committee. The proceeds of sale of stock subject to option are to be added to the general funds of the Company or to the shares of the Common Stock held in its Treasury, and used for its corporate purposes as the Board of Directors shall determine.

7.   Incentive Stock Option Amounts Limit.

     The maximum aggregate fair market value (determined at the time an option is granted in the same manner as provided for in Section 6 hereof) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company, a parent and a subsidiary) shall not exceed $100,000.

8.   Exercise of Options.

     The term of each option shall be not more than ten (10) years from the date of granting thereof or such shorter period as in prescribed in Section 9; provided that, in the case of an option holder who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary, the term of any Incentive Stock Option shall not be more than five (5) years from the date of granting thereof or such shorter period as prescribed in Section 9 below. Within such limit, options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all optionees; provided, however, that except as provided in Sections 9 and 10, no Incentive Stock Option may be exercised at any time unless the optionee is then an employee of the Company, a parent or a subsidiary and has been so employed continuously since the granting of the option. The holder of an option shall have none of the rights of a shareholder with respect to the shares subject to option until such shares shall be issued to him or her upon the exercise of his or her option. Upon exercise of an option the Committee shall withhold a sufficient number of shares to satisfy the Company's withholding obligations for any taxes incurred as a result of such exercise, and the Committee may, at the request of the optionee, withhold a sufficient number of shares to satisfy the optionee's tax liability incurred as a result of such exercise up to the maximum marginal federal, state and local tax rates; provided that, in lieu of all or part of such withholding, the optionee may pay an equivalent amount of cash to the Company.

9.   Termination of Employment.

     9.1     In General.

             The holder of any option issued hereunder must exercise the option prior to his




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or her termination of employment, except that if the employment of an optionee terminates with the consent and approval of his or her employer, the Committee may, in its absolute discretion, permit the optionee to exercise his or her option, to the extent that he or she was entitled to exercise it at the date of such termination of employment, at any time within three (3) months after such termination, but not after ten (10) years from the date of the granting thereof.

     9.2  Disability.

          If the Optionee terminates employment on account of disability, his or her option shall become fully vested (if not already fully vested) and the Optionee may exercise such option at any time within one year of the termination of his or her employment but not after ten (10) years (or five (5) years, if applicable) from the date of the granting thereof. For this purpose, a person shall be deemed to be disabled if he or she is permanently and totally disabled within the meaning of Section 422(c)(6) of the Code, which, as of the date hereof, shall mean that he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. A person shall be considered disabled only if he or she furnishes such proof of disability as the Committee may require.

     9.3  Transfers and Leaves of Absence.

          Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company, a parent or a subsidiary thereof. The option agreements may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence.

     9.4  No Right to Continued Employment.

          Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company, a parent or a subsidiary or interfere in any way with the right of the Company, a parent or a subsidiary thereof to terminate his or he employment at any time.

10.  Death of Holder of Option.

     In the event of the death of an individual to whom an option has been granted under the Plan, while he or she is employed by the Company, a parent or a subsidiary or within three (3) months after the termination of his or her employment (or one year in the case of the termination of employment of an option holder who is disabled as provided above in Section 9), the option theretofore granted to him or her shall become fully vested (if not already fully vested) and may be exercised by a legatee or legatees of the option holder under his or her last will, or by his or her personal representatives or distributees, at any time within a period of one year after his or her death, but not after ten (10) years (or five (5) years, if applicable) from the date of granting thereof and only if and to the extent that he or she was entitled to exercise the option at the date of his or her death.


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11.  Transferability of Options.

     The Committee may provide in option agreements that options, other than Incentive Stock Options, are transferable. Transferability may be subject to such conditions and limitations as the Committee deems appropriate. Except to the extent otherwise expressly set forth in the option agreement, each option granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descent and distribution and an option may be exercised, during the lifetime of the holder thereof, only by the optionee or his or her guardian or legal representative.

12.  Successive Option Grants.

     Successive option grants may be made to any holder of options under the Plan.

13.  Investment Purpose.

     Each option under the Plan shall be granted only on the condition that all purchases of stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that the Committee may make such provision with respect to options granted under this Plan as it deems necessary or advisable for the release of such condition upon the registration with the Securities and Exchange Commission of stock subject to the option, or upon the happening of any other contingency warranting the release of such condition.

14.  Stock Appreciation Rights.

     (a) Grant. At the time of grant of an option, the Committee, in its discretion, may grant to the optionee under the Plan an alternative SAR for all or any part of the number of shares covered by his or her option. The SAR agreement shall specify the options in respect of which the alternative SAR is granted. Any subsequent exercise of an option by the holder thereof who also holds an alternative SAR shall reduce his or her alternative SAR by the same number of shares as to which his or her option is exercised. Any exercise of his or her alternative SAR shall reduce his or her option by the same number of shares as to which his or her SAR is exercised. An alternative SAR granted to an option holder shall specify a time period for exercise of such SFAR, which time period may not extend beyond, but may be less than, the time period during which the corresponding option may be exercised. The failure of the holder of the alternative SAR to exercise such SAR within the time period specified shall not reduce his or her option rights. If an alternative SAR is granted for a number of shares less than the total number of shares covered by the corresponding option, the Committee may later grant to the option holder an additional alternative SAR covering additional shares; provided, however, that the aggregate amount of all alternative SAR's held by an option holder shall at no time exceed the total number of shares covered by his or her unexercised options. In addition, the Committee may grant SAR's which are not alternative SAR's.

     (b) Exercise. The holder of any SAR may elect to exercise his or her SAR; subject, however, to the limitations on time of exercise hereinafter set forth. Such SAR shall be exercised

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by the delivery to the Company of a written notice which shall state that the optionee elects to exercise his or her SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the SAR exercise amount (hereinafter defined) the holder thereof requests be paid to him or her in cash and what portion, if any, he or she request be paid to him or her in Common Stock. The Committee promptly shall cause to be paid to such holder the SAR exercise amount either in cash, in Common Stock, or any combination of cash and stock as it may determine. Such determination may be either in accordance with the request made by the holder of the SAR or otherwise, in the sole discretion of the Committee. The SAR exercise amount is the excess of the fair market value of one share of the Common Stock on the date of exercise over the per option price for the option in respect of which the SAR was granted multiplied by the number of shares as to which the SAR is exercised. For the purposes hereof, fair market value of one share of the Common Stock on the date of exercise shall be the mean between the high and low prices of the Common Stock on the applicable exchange on such date; provided that, the Committee may adopt any other criterion for the determination of such fair market value as it may determine to be appropriate.

     (c) Other Provisions of Plan Applicable. All provisions of this Plan applicable to options granted hereunder shall apply with equal effect to SAR's.

15.  Adjustments Upon Changes in Capitalization or Corporate Acquisitions.

     Notwithstanding any other provisions of the Plan, the option and SAR agreements may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to each outstanding option or SAR and the option prices and SAR exercise amounts in the event of changes in the outstanding Common Stock by reason of stock dividends, recapitalization, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, and, in the event of any such change in the outstanding Common Stock, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which options and SAR's may be granted to any individual shall be appropriately adjusted by the Committee, whose determination shall be conclusive. In the event the Company, a parent or a subsidiary enters into a transaction described in
Section 424(a) of the Code with any other corporation, the Committee may grant options or SAR's to employees or former employees of such corporation in substitution of options or SAR's previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code.

16.  Amendment and Termination.

     The Board of Directors may at any time terminate the Plan, or make such modifications to the Plan as it shall deem advisable; provided, however, that the Board of Directors may not, without further approval by the holders of Common Stock, increase the maximum numbers of shares as to which options or SAR's may be granted the Plan (except under the anti-dilution provisions in Section 15), or change the class of employees to whom options or SAR's may be granted, or withdraw the authority to administer the Plan from a committee whose members satisfy the requirements of Section 4. No termination or amendment of the Plan may,




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without the consent of the optionee to whom any option or SAR shall theretofore have been granted, adversely affect the rights of such optionee under such option or SAR.

17.    Effectiveness of the Plan.

       The Plan shall become effective upon adoption by the Board of Directors subject however, to its further approval by the shareholders of the Company given within twelve (12) months of the date the Plan is adopted by the Board of Directors at a regular meeting of the shareholders or at a special meeting duly called and held for such purpose. Grants of options or SAR's may be made prior to such shareholder approval but all option and SAR grants made prior to shareholder approval shall be subject to the obtaining of such approval and if such approval is not obtained, such options and SAR's shall not be effective for any purpose.

18.    Time of Granting of Options or SAR's.

       An option or SAR grant under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, makes an award of an option or SAR to an eligible employee of the Company, a parent or a subsidiary (but in no event prior to the adoption of the Plan by the Board of Directors); provided that, such option or SAR is evidenced by a written option or SAR agreement duly executed on behalf of the Company and on behalf of the optionee within a reasonable time after the date of the Committee action.

19.    Term of Plan.

       This Plan shall terminate ten (10) years after the date on which it is approved and adopted by the Board of Directors and no option or SAR shall be granted hereunder after the expiration of such ten-year period. Options or SAR's outstanding at the termination of the Plan shall continue in accordance with their terms and shall not be affected by such termination.


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       The foregoing Plan was approved and adopted by the Board of Directors on
March 16, 2000.




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